Exhibit 99.1

Adagio Therapeutics Announces CEO Succession Plan

Waltham, MA – February 18, 2022 – Adagio Therapeutics, Inc., (Nasdaq: ADGI), a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of antibody-based solutions for infectious diseases with pandemic potential, today announced a Chief Executive Officer succession plan. Current Adagio CEO Tillman Gerngross, Ph.D. has communicated to the Chairperson of the Board of Directors of Adagio that he agreed in principle to resign from his position as CEO. Upon Dr. Gerngross’s departure from the Company, the Board intends to appoint Mr. David Hering, M.B.A., who has served as the Company’s Chief Operating Officer, as Interim Chief Executive Officer of the Company. Dr. Gerngross also agreed to transfer the duties of the Chief Executive Officer to Mr. Hering.

“We have built a strong foundation for Adagio as a late-stage stage development company with the resources in place to execute the work ahead,” said Mr. Hering. “We have great confidence in the deep expertise of the entire Adagio team as we move to our next phase of long-term success and growth. We look forward to providing further detail around this succession, as well as business updates, in the near term.”

Mr. Hering is a seasoned life sciences leader with more than 25 years of industry experience, having spent much of his career leading functions within vaccine franchises at some of the top pharmaceutical companies. Prior to joining Adagio, Mr. Hering led Pfizer’s mRNA Global Franchise and launched its COVID-19 vaccine as president, North America. Mr. Hering holds an M.B.A. from Harvard Business School and a B.S. in operations research and industrial engineering from Cornell University.

About Adagio Therapeutics

Adagio (Nasdaq: ADGI) is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of antibody-based solutions for infectious diseases with pandemic potential, including COVID-19 and influenza. The company’s portfolio of antibodies has been optimized using Adimab’s industry-leading antibody engineering capabilities and is designed to provide patients and clinicians with the potential for a powerful combination of potency, breadth, durable protection (via half-life extension), manufacturability and affordability. Adagio’s portfolio of SARS-CoV-2 antibodies includes multiple non-competing, broadly neutralizing antibodies with distinct binding epitopes, led by ADG20. Adagio has secured manufacturing capacity for the production of ADG20 with third-party contract manufacturers to support clinical trials and initial launch quantities, ensuring the potential for broad accessibility to people around the world. ADG20 is an investigational monoclonal antibody that is not approved for use in any country. The safety and efficacy of ADG20 have not been established. For more information, please visit www.adagiotx.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. Forward-looking statements include statements concerning, among other things, Adagio’s Chief Executive Officer succession plan and management transition and the timing thereof and other statements that are not historical fact. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from the results described in or implied by the forward-looking statements, including, without limitation, the impacts of the COVID-19 pandemic on our business and those of our collaborators, our clinical trials and our financial position, unexpected safety or efficacy data observed during preclinical studies or clinical trials, the predictability of clinical success of ADG20 based on neutralizing activity in pre-clinical studies, variability of results in models used to predict activity against SARS-CoV-2 variants of concern, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, and the uncertainties and timing of the regulatory approval process, including the outcome of our discussions with regulatory authorities concerning our Phase 2/3 clinical trials. Other factors that may cause our actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are described under the heading “Risk Factors” in Adagio’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and in Adagio’s future reports to be filed with the SEC. Such risks may be amplified by the impacts of the COVID-19 pandemic. Forward-looking statements contained in this press release are made as of this date, and Adagio undertakes no duty to update such information except as required under applicable law.

Contact:

Sard Verbinnen & Co

adagio-svc@sardverb.com

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